OPTION AGREEMENT

SEALSQ CORP SHARE OPTION PLAN

This OPTION AGREEMENT is made on March 10, 2023, by and between SEALSQ Corp, a company limited by shares incorporated under the laws of the British Virgin Islands with registered number 2095496 (the "Company"), and Carlos Moreira (the "Participant").

In consideration of the mutual covenants and agreements herein contained and pursuant to the Company’s Share Option Plan dated January 19, 2023 (the "Plan"), the Company and the Participant agree as follows:

The Company grants to the Participant the following number of Options according to the terms and conditions contained in the Plan and in this Option Agreement:

Number of Options:	51

Class of Shares into
which Options are
Exercisable:	Class F Shares

Strike Price:	$0.05 per share

Grant Date:	March 10. 2023

Vesting Date:	March 11, 2023

Exercise Period:	From the Vesting Date until the Option Term as detailed below:

Exercise Period: From the Vesting Date until the Option Term as detailed below:

No. of Options	Vesting Date	Option Term
51	March 11, 2023	March 10, 2030

The signature of this Option Agreement by the Participant implies his or her express and complete acceptance of the terms set forth in the Plan, in this Option Agreement or in any other document related hereto, including any tax ruling obtained by the Company in connection with the Plan. Furthermore the Participant hereby accepts the powers of the Board of Directors to administer the Plan at its absolute discretion, to complete, interpret and implement the documents herein referred through further documentation to the extent necessary or relevant and to decide on all issues in absolute discretion. The Participant agrees to be bound by the decisions of the Board of Directors.

All notices to the Company shall be delivered to SEALSQ Corp, c/o WISeKey International Holding AG, Avenue Louis-Casaï 58, 1216 Cointrin, Switzerland, attn Share Option Plan Administrator, and all notices to the Participant may be given to the Participant personally or may be mailed to the Participant c/o SEALSQ Corp or at such other address as the Participant may designate by written notice to the Company.

This Option Agreement and any related document shall be governed exclusively by the laws of the British Virgin Islands.

The courts of the British Virgin Islands shall have exclusive jurisdiction to settle any disputes in connection with the Plan, including the validity, invalidity, breach or termination thereof, and accordingly the parties irrevocably submit to the jurisdiction of the British Virgin Islands courts.

IN WITNESS THEREOF, the parties have executed this Option Agreement in duplicate as of the time and place first above written.

/s/ Eric Pellaton

/s/ Peter Ward	/s/ Carlos Moreira

SEALSQ Corp	Carlos Moreira

Date : March 10, 2023	Date : March 10, 2023